MAGNUM HUNTER RESOURCES, INC.
                             STOCK OPTION AGREEMENT

     THIS EMPLOYEE STOCK OPTION AGREEMENT (the "Agreement") is made as of the 8th day of December 2000, between Magnum Hunter Resources, Inc., a Nevada corporation (hereinafter referred to as the "Company"), and ________________ (hereinafter referred to as "Optionee").

                                 R E C I T A L S

     (a) The Company grants a stock option to key employees and directors to encourage such persons to continue to work for the Company and obtain a larger ownership interest in the Company.

     (b) The Optionee is an employee and/or a director of the Company, and the Company and the Optionee desire that Optionee be granted a stock option.

     Now, Therefore, for and in consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Optionee agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee an option to purchase up to ______ shares (the "Shares") of the Company's Common Stock, $0.002 par value ("Common Stock"), at a purchase price of $7.9375 per share (the "Option").

     2. Exercise of Option.

     (a) Subject to Section 3 below, Optionee shall have the right to purchase any or all of the Shares at any time prior to December 8, 2011, unless this Option is sooner terminated or expires as provided in this Agreement.

     (b) Subject to any required action by the stockholders of the Company, if the Company shall be the surviving corporation in any merger, consolidation or reorganization, the Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to the Option would have been entitled.

     (c) Except as provided in paragraph (e) below, this Option shall terminate with respect to any unexercised portion of the Option and may no longer be exercised on the date that is three (3) months after the Optionee ceases to be an employee or director of the Company or any subsidiary or affiliate of the Company.

     (d) If the Optionee retires, dies or becomes totally and permanently disabled prior to the expiration of this Option, the Optionee or his representative, as applicable, may exercise the Option with respect to any shares which Optionee could have purchased on his date of retirement, death or total and permanent disability. The exercise of this Option under this paragraph
(d) must occur prior to the earlier of twelve (12) months after the Optionee's retirement, death or disability or, the expiration of the term of this Option under paragraph (a). For purposes of this Agreement,

     "retirement" shall mean that the employee has voluntarily left the employment of the Company or its affiliates and such employee is at least 65 years of age and has been employed by the Company or its affiliates for at least ten (10) years prior to the date of his retirement.

     (e) If there is a Change in Control, all outstanding Options shall immediately become fully vested and exercisable unless the Change in Control, or the transaction, event of occurrence causing the Change in Control, was duly and effectively approved in advance by the affirmative vote of a majority of the Board. In addition, in the event of the commencement of a tender or exchange offer which would, if successful, result in a Change of Control or any similar event that the Board determines in its absolute discretion would, if consummated, materially alter the structure or business of the Company, the Board upon written notice to Optionees, may in its absolute discretion do one or more of the following: (i) accelerate outstanding Options by shortening the period during which Options are exercisable, provided that they remain exercisable for at least ten (10) business days after the date of notice; (ii) accelerate any vesting schedule to which an Option is subject; (iii) enter into an agreement to have the surviving, resulting or offering corporation grant to the Optionees replacement Options, with appropriate adjustment as to number and kind of securities and exercise prices; or (iv) cancel outstanding Options upon payment to the Optionee in cash with respect to each Option which is then exercisable (including Options which have been accelerated by the Board) of an amount which, in the absolute determination and discretion of the Board, is determined to be equivalent to the difference between (x) the Fair Market Value at the effective time of such dissolution, liquidation, merger, reorganization, sale or other event of the consideration that would be received by the Optionee if the Option had been exercised before such effective time, and (y) the exercise price of each such Option. The actions described in this paragraph may be taken without consideration of any income tax consequences to the Company or to the Optionee.

     Change in Control means any of the following:

     (i) Any person who, as of the effective date of this Agreement is unaffiliated with any current shareholder of the Corporation, becomes the beneficial owner of equity securities of the Company comprising 20% or more of the total number of votes that may be cast for the election of directors of the Company; or

     (ii) As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets, sale of securities, contested election, or any combination of the foregoing, the persons who were directors of the Company immediately before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual were a member of the Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A of the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

     Notwithstanding the foregoing, a Change of Control shall not include any acquisition, merger, or reorganization by the Company in which the shareholders of the Company immediately prior to such acquisition, merger, or reorganization will have substantially the same proportionate ownership of common stock of the surviving corporation immediately thereafter or which would be considered a Change in Control only due to the acquisition of stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any parent or subsidiary.

     3. Vesting of Options. The Option granted hereunder shall be fully vested and exercisable in installments as provided below:

            Beginning                                  Number of Shares
      -------------------                             -------------------
        December 8, 2000
        December 8, 2001
        December 8, 2002
        December 8, 2003
        December 8, 2004

     To  the  extent  not  exercised,   installments  shall  accumulate  and  be
exercisable, in whole or in part, in any subsequent period. No part of the Option may be exercised after the date set forth in Section 2(a).

     4. Manner of Exercise and Payment for Stock Upon Exercise of Option. Each exercise of this Option or a part of this Option shall be made by notice in writing to the Company, specifying the number of shares to be purchased and accompanied by (i) cash, (ii) a certified or cashier's check or (iii) any other type of cleared funds in payment in full for the shares then being purchased. In addition, any portion of the purchase price of the shares to be issued may be paid by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the Option and to deliver promptly to the Company an amount of sales proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, including any taxes applicable thereto. The Company shall cause certificates representing the shares so purchased to be issued to the Optionee as soon as practicable thereafter, subject to compliance with all laws which affect such issuance.

     5. Nontransferability of Option. This Option may not be transferred either voluntarily or involuntarily and may be exercised only by Optionee during his lifetime except as provided in Section 2(d).

     6. No Rights Prior to Exercise of Option. The Optionee shall not be deemed to be a holder of any shares pursuant to the exercise of this Option until payment of the option price by him in cash, certified or cashier's check or other type of cleared funds has been received by the General Counsel for the Company. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such cleared funds is delivered.

     7. Restriction of Issuance of Shares. This Option shall be subject to the requirement that if any time the Board of Directors of the Company shall determine, in its sole discretion, that the listing, registration or qualification of the Common Stock under any federal or state law, or the consent or approval of any regulatory agency, is necessary or desirable as a condition of, or in connection with, the purchase or issuance of Common Stock hereunder, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

     8. Registration. The Company shall endeavor, but shall not be obligated, to register the Common Stock to be issued upon exercise of the Option under the Securities Act of 1933, as amended, as well as any applicable state statutes. In the event that the Common Stock to be issued upon exercise of the Option is not so registered, the Company may, as a condition precedent to the exercise of the Option, require from the Optionee (or, in the event of his death, his legal heirs, legatees or distributees) such written representations as, in the opinion of counsel for the Company, may be necessary to ensure that such exercise and subsequent disposition will not involve a violation of the Securities Act of 1933, as amended, as well as any applicable state statutes.

     9. Amendment. This Agreement may be amended only in a writing executed by both parties hereto. If additional options are granted to Optionee, such additional options may be made subject to the terms of this Agreement by an addendum hereto. Any restrictions on shares purchased pursuant to such additional options shall be effective beginning on the date of execution of such addendum unless otherwise provided therein.

     10. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. In the event that any judicial proceedings are instituted concerning the interpretation or enforcement of this Agreement, exclusive venue over such proceedings shall be vested in the Federal and State Courts located in Dallas County, Texas.

     11. Binding Effect. The provisions of this Agreement shall be binding upon the Optionee and upon his heirs, executors, administrators, successors and assigns. The Board of Directors' interpretation or resolution of any conflicts or inconsistencies, application of provisions and determination in the event of omission, shall be binding and conclusive upon the Optionee.

     12. Notice. Any notices required or permitted to be given under this Option by the Company or the Board of Directors shall be deemed delivered when placed in the United States mails, postage prepaid, in an envelope addressed to the last address of the Optionee which was communicated in writing to the person giving the notice.

     13. Severability. In the event that any provisions of this Option shall for any reason be held to be invalid, such holding shall not affect any other provision hereof, and the remaining provisions of this option shall be construed as if such invalid provision had not been contained in the Option.

     14. Gender and Number. As used in this Agreement, the masculine gender shall include the feminine gender and the singular number shall include the plural number and vice versa.

     IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date first above written.


                                    MAGNUM HUNTER RESOURCES, INC.

                                    By: /s/Gary C. Evans
                                    ---------------------------------
                                    Gary C. Evans, President and CEO


                                    OPTIONEE:


                                    -----------------------------------

Annette Martinez                               12/08/00              12/08/10            7.9375                      4,500
Asha Patel                                     12/08/00              12/08/10            7.9375                      1,500
Ben Duff                                       12/08/00              12/08/10            7.9375                      4,500
Betty Epie                                     12/08/00              12/08/10            7.9375                      4,500
Bob Jackson                                    12/08/00              12/08/10            7.9375                     10,000
Brandon Scott                                  12/08/00              12/08/10            7.9375                     10,000
Britt Long                                     12/08/00              12/08/10            7.9375                      4,000
Carl Adams                                     12/08/00              12/08/10            7.9375                      4,000
Carol Taylor                                   12/08/00              12/08/10            7.9375                      3,000
Chris Tong                                     12/08/00              12/08/10            7.9375                     40,000
Chuck Cheaney                                  12/08/00              12/08/10            7.9375                      4,000
Chuck Erwin                                    12/08/00              12/08/10            7.9375                    100,000
Clifton Edwards                                12/08/00              12/08/10            7.9375                      3,000
Craig Knight                                   12/08/00              12/08/10            7.9375                     27,500
Craig Watkins                                  12/08/00              12/08/10            7.9375                      3,000
Dale Davis                                     12/08/00              12/08/10            7.9375                      3,000
Dan Archer                                     12/08/00              12/08/10            7.9375                      3,000
Danny Emerson                                  12/08/00              12/08/10            7.9375                      3,000
David Johnson                                  12/08/00              12/08/10            7.9375                      3,000
David Keglovits                                12/08/00              12/08/10            7.9375                     27,500
David Krueger                                  12/08/00              12/08/10            7.9375                     35,000
David Kyle                                     12/08/00              12/08/10            7.9375                     15,000
Dianne Calogero                                12/08/00              12/08/10            7.9375                     10,000
Dick Frazier                                   12/08/00              12/08/10            7.9375                    100,000
Don Baker                                      12/08/00              12/08/10            7.9375                      3,000
Doug Cronk                                     12/08/00              12/08/10            7.9375                     50,000
Douglas Koger                                  12/08/00              12/08/10            7.9375                      5,000
Douglas Wright                                 12/08/00              12/08/10            7.9375                      3,000
Earl Krieg                                     12/08/00              12/08/10            7.9375                     27,500
Frances P. Evans                               12/08/00              12/08/10            7.9375                     25,000
Gary Evans                                     12/08/00              12/08/10            7.9375                    300,000
Gary Goodson                                   12/08/00              12/08/10            7.9375                      3,000
Gayle Arnold                                   12/08/00              12/08/10            7.9375                      8,000
George Hall                                    12/08/00              12/08/10            7.9375                      3,000
Gerald Bolfing                                 12/08/00              12/08/10            7.9375                     15,000
Gina Phillips                                  12/08/00              12/08/10            7.9375                      3,000
Greg Jessup                                    12/08/00              12/08/10            7.9375                     30,000
H.C. Lee                                       12/08/00              12/08/10            7.9375                     40,000
Howard Miller                                  12/08/00              12/08/10            7.9375                     10,000
Jack Trescot                                   12/08/00              12/08/10            7.9375                     15,000
Jaime Adelmann                                 12/08/00              12/08/10            7.9375                      4,500
James Green                                    12/08/00              12/08/10            7.9375                      2,000
Jay Callarman                                  12/08/00              12/08/10            7.9375                     20,000
Jerad Glover                                   12/08/00              12/08/10            7.9375                      2,000
Jerry Box                                      12/08/00              12/08/10            7.9375                     15,000
Jerry Crawford                                 12/08/00              12/08/10            7.9375                      3,000
Jerry McCarty                                  12/08/00              12/08/10            7.9375                     10,000
Jessica Purdom                                 12/08/00              12/08/10            7.9375                      3,000
Jim Debock                                     12/08/00              12/08/10            7.9375                      3,000
Jim Howell                                     12/08/00              12/08/10            7.9375                     20,000
Jim Kneale                                     12/08/00              12/08/10            7.9375                     15,000
Jim Upfield                                    12/08/00              12/08/10            7.9375                     15,000
Jimmy Stoker                                   12/08/00              12/08/10            7.9375                      3,000
John Cain                                      12/08/00              12/08/10            7.9375                     10,000
Johnnie Noble                                  12/08/00              12/08/10            7.9375                      3,000
Joyce Jones                                    12/08/00              12/08/10            7.9375                      4,000
Karen Burnap                                   12/08/00              12/08/10            7.9375                      3,000
Karen Ventrca                                  12/08/00              12/08/10            7.9375                      3,000
Karen Williams                                 12/08/00              12/08/10            7.9375                      5,000
Karol Mayo                                     12/08/00              12/08/10            7.9375                      3,000
Kevin LeGrand                                  12/08/00              12/08/10            7.9375                      5,500
Maria Calderon                                 12/08/00              12/08/10            7.9375                      3,500
Mark Caldwell                                  12/08/00              12/08/10            7.9375                      3,000
Matt Lutz                                      12/08/00              12/08/10            7.9375                    200,000
Michael P. McInerney                           12/08/00              12/08/10            7.9375                     35,000
Morgan Johnston                                12/08/00              12/08/10            7.9375                     35,000
Nickie Lutz                                    12/08/00              12/08/10            7.9375                      3,000
Oscar Lindemann                                12/08/00              12/08/10            7.9375                     15,000
Otis Bagwell                                   12/08/00              12/08/10            7.9375                      3,000
Pat Landry                                     12/08/00              12/08/10            7.9375                      5,000
Patty Lemoine                                  12/08/00              12/08/10            7.9375                      5,000
Randal Wynn                                    12/08/00              12/08/10            7.9375                      3,000
Ray Pepper                                     12/08/00              12/08/10            7.9375                      3,000
Rebecca Nogelmeier                             12/08/00              12/08/10            7.9375                      3,000
Reggie Reston                                  12/08/00              12/08/10            7.9375                     10,000
Rex Reid                                       12/08/00              12/08/10            7.9375                      3,000
Rhodna Sanders                                 12/08/00              12/08/10            7.9375                      3,000
Richard Meska                                  12/08/00              12/08/10            7.9375                      5,000
Rick Brannan                                   12/08/00              12/08/10            7.9375                      3,000
Rick Monger                                    12/08/00              12/08/10            7.9375                      3,000
Rick Petrisko                                  12/08/00              12/08/10            7.9375                     25,000
Ricky Shreffler                                12/08/00              12/08/10            7.9375                      3,000
Roger Howard                                   12/08/00              12/08/10            7.9375                      4,000
Ron Woodard                                    12/08/00              12/08/10            7.9375                      3,000
Ronnie Snow                                    12/08/00              12/08/10            7.9375                      3,000
Russ Ward                                      12/08/00              12/08/10            7.9375                      3,000
Sammy Anderson                                 12/08/00              12/08/10            7.9375                      2,000
Sandra Driskell                                12/08/00              12/08/10            7.9375                      3,500
Serene Prat                                    12/08/00              12/08/10            7.9375                      1,500
Shaun Sanders                                  12/08/00              12/08/10            7.9375                      3,000
Sherrie Gaughan                                12/08/00              12/08/10            7.9375                      3,000
Susan Morse                                    12/08/00              12/08/10            7.9375                      3,000
Terry Brown                                    12/08/00              12/08/10            7.9375                      1,500
Toni Mitchell                                  12/08/00              12/08/10            7.9375                      5,000
Troy Stevens                                   12/08/00              12/08/10            7.9375                      2,000
Ursula Kuehn                                   12/08/00              12/08/10            7.9375                      5,000
Vanessa Perkins                                12/08/00              12/08/10            7.9375                      3,000
Vaughn Johnson                                 12/08/00              12/08/10            7.9375                     10,000
Zeno Farris                                    12/08/00              12/08/10            7.9375                      5,000
Robert McKinney                                01/17/01              01/17/06             12.00                      5,000
Bill Irwin                                     12/08/00              12/08/10            9.3125                     20,000
Daniel Emmer                                   12/08/00              12/08/10             11.08                     20,000